EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Avient Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common Shares, $0.01 par value per share	Other	2,500,000	$38.185	$95,462,500	$110.20 per $1 million	$10,520

Total Offering Amounts					$95,462,500		$10,520

Total Fee Offsets							$0

Net Fee Due							$10,520

(1)

Represents the number of additional common shares, par value $0.01 per share (“Common Shares”), of Avient Corporation (the “Registrant”), available pursuant to the Avient Corporation 2020 Equity and Incentive Compensation Plan (as amended or amended and restated to date, the “Plan”) being registered hereon.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become available pursuant to any anti-dilution provisions of the Plan.

(3)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Registrant’s Common Shares on the New York Stock Exchange on May 5, 2023, a date that is within five business days prior to filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associ- ated with Fee Offset Claimed	Security Title Associ- ated with Fee Offset Claimed	Unsold Securities Associ- ated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims
Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.